Exhibit 99.1

Written Statement of the Chief Executive Officer


Pursuant to 18 U.S.C.ss.1350

Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Chief Executive Officer of Inforte Corp. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



                                       Inforte Corp.

                                       By: /s/ Philip S. Bligh
August 14, 2002                           ---------------------------------
                                           Philip S. Bligh,
                                           Chief Executive Officer